Exhibit 99.1

Press Release

Hertz Announces Receipt of Requisite Consents from Holders to Amend its 12.625% First Lien Senior Secured Notes Due 2029 and 8.000% Exchangeable Senior Second-Lien PIK Notes due 2029 and Expiration of Consent Solicitations

ESTERO, Fla., December 13, 2024 -- Hertz Global Holdings, Inc. (NASDAQ: HTZ) (“Hertz” or the “Company”), a leading global rental car company, today announced that its wholly-owned indirect subsidiary, The Hertz Corporation (“Hertz Corp.”), received the requisite consents in its previously announced solicitation of consents (“Consents”) to amend (the “Proposed Amendments”) certain provisions of the indentures governing its existing 12.625% First Lien Senior Secured Notes due 2029 (the “Initial First Lien Notes”) and its 8.000% Exchangeable Senior Second-Lien PIK Notes due 2029 (the “Exchangeable Notes” and, together with the Initial First Lien Notes, the "Existing Notes").

The consent solicitations for each series of Existing Notes (collectively, the “Consent Solicitations” and, with respect to each series, a “Consent Solicitation”) were made solely on the terms and subject to the conditions set forth in the consent solicitation statement dated December 5, 2024 (the “Consent Solicitation Statement”).

The Consent Solicitations expired at 5:00 p.m., New York City time, on December 12, 2024 (the “Expiration Date”).

The Consent Solicitations were made concurrently with, and were conditioned upon, among other things, the consummation of the previously announced offering (the “Offering”) of an additional $500.0 million aggregate principal amount of 12.625% First Lien Senior Secured Notes due 2029 (the “Additional First Lien Notes” and, together with the Initial First Lien Notes, the “First Lien Notes”), which was completed on December 12, 2024. Purchasers of the Additional First Lien Notes in the Proposed Offering were deemed to have consented to the Proposed Amendments to the indenture governing the First Lien Notes (the “First Lien Indenture”). The Consents received in the Consent Solicitation were sufficient to effect the Proposed Amendments to the indenture governing the Exchangeable Notes (the “Exchangeable Notes Indenture”) and, when combined with the deemed consents in connection with the Offering, were sufficient to effect the Proposed Amendments to the First Lien Indenture.

Accordingly, the Company entered into a supplemental indenture to the First Lien Indenture (the “First Lien Supplemental Indenture”) and a supplemental indenture to the Exchangeable Notes Indenture (the “Exchangeable Notes Supplemental Indenture” and, together with the First Lien Supplemental Indenture, the “Supplemental Indentures”), to effect the Proposed Amendments. The Supplemental Indentures have become effective and the Proposed Amendments will become operative upon the payment of the applicable consent fee to the holders of the Existing Notes that validly delivered Consents, which the Company expects to pay promptly.

This press release is not a solicitation of consents with respect to the Existing Notes and does not set forth all of the terms and conditions of the Consent Solicitations.

Any inquiries regarding the Consent Solicitations may be directed to D.F. King & Co., Inc., the Information, Tabulation and Paying Agent for the Consent Solicitations, at hertz@dfking.com or (212) 269-5550 (collect) or (800) 967-5074 (toll free), or to J.P. Morgan Securities LLC, the Solicitation Agent for the Consent Solicitations, at (212) 834-4087 (collect) or (800) 834-4666 (toll free).

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Words such as “expect,” “will” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our positioning, strategy, vision, forward looking investments, conditions in the travel industry, our financial and operational condition, our sources of liquidity, the consent solicitations and the offering. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including risks and uncertainties related to market conditions (including market interest rates), unanticipated uses of capital and those in our risk factors that we identify in the offering memorandum for the offering and our most recent annual report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission on February 12, 2024, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of their date, and we undertake no obligation to update this information.

Contact

Hertz Investor Relations: investorrelations@hertz.com, Hertz Media Relations: Mediarelations@hertz.com

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